EXHIBIT 5.1


                          May 30, 1995

Moto Photo, Inc.
4444 Lake Center Drive
Dayton, Ohio 45426

           Re: Moto Photo, Inc. - Registration Statement on Form S-8 Relating to
               1,250,000 Shares of Common Stock Issuable in Connection with the 1992 Performance and Equity Incentive Plan (the "1992 Plan")

Ladies and Gentlemen:

    We have acted as counsel to Moto Photo, Inc. (the "Company") in connection with the offer and sale of securities of the Company pursuant to a Registration Statement on Form S-8 (the "Registration Statement") relating to the 1992 Plan.
 We understand that the Registration Statement will be filed on or about May 30, 1995. You have requested our opinion as to certain matters in connection with the Registration Statement.

    We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

    Based on the foregoing, and upon consideration of applicable law, it is our opinion that the 750,000 authorized but unissued shares of Voting Common Stock, par value $.01 per share ("Common Stock"), of the Company or treasury stock of the Company authorized for issuance under the 1992 Plan pursuant to Amendment No. 1 to the 1992 Plan and covered by the Registration Statement will, when issued in the manner described in the 1992 Plan and upon payment therefor and delivery thereof as provided in the 1992 Plan, be validly issued, fully paid and nonassessable.

    In accordance with Item 8(a) of Form S-8 under the Securities Act of 1933, we do not express an opinion as to the legality of the up to 500,000 shares of Common Stock covered by the Registration Statement which may be purchased on the open market by participants in the 1992 Plan.

    We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement .

                                   Respectfully submitted,

                                   CROWE & DUNLEVY
                                   A PROFESSIONAL CORPORATION


                                   By:  /s/ MICHAEL M. STEWART
                                          Michael M. Stewart